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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-87252, 333-2516, and 333-13307) of Northwest Airlines
Corporation and Northwest Airlines, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 (Nos. 33-85220, 333-2652, 333-14445, and 333-12571) of our report dated January 21, 1997, with respect to the consolidated financial statements of Northwest Airlines Corporation included in this Current Report (Form 8-K) dated March 5, 1997.





Minneapolis, Minnesota
March 5, 1997